Exhibit 10.5

AMENDMENT #10 TO LEASE

1.	Parties.

This Amendment, dated as of November 18, 2002, is between Andover Mills Realty Limited Partnership (“Landlord”) and CMGI, Inc. (“Tenant”).

2.	Recitals.

2.1    Landlord and Tenant have entered into Lease, dated as of April 12, 1999, for space in Brickstone Square in Andover, Massachusetts (as now or hereafter amended, the “Lease”). Unless otherwise defined, terms used in this Amendment have the same meanings as those used in the Lease, and particularly those in Amendment #9 to Lease, dated as of 12/8/2001 (“Amendment #9”).

2.2    Pursuant to Amendment #8 to Lease, and the Letter Agreement, dated 12/21/2001, between Landlord and Tenant, on Tenant’s behalf Landlord leased 26,053 square feet of the Specified Surplus Space on the 5th Floor of Building 100 as shown in Exhibit “B-10” hereto (the “Cambridge Space”) to Cambridge Soundworks, Inc. pursuant to a New Lease (the “Cambridge Lease”). The Start Date of the Synplicity Lease was 3/1/2002, and therefore the Lease terminated as to the Cambridge Space only as of 3/1/2002.

2.3    Pursuant to Amendment #9 to Lease, and the Letter Agreement, dated 7/1/2002, between Landlord and Tenant, on Tenant’s behalf Landlord leased 3,549 square feet of the Specified Surplus Spare on the 5th Floor of Building 100 as shown in Exhibit “B-10” hereto (the “Synplicity Space”) to Synplicity, Inc. pursuant to a New Lease (the “Synplicity Lease”). The Start Date of the Synplicity Lease was 8/1/2002; and therefore the Lease will terminate as to the Synplicity Space only as of 8/1/2002.

2.4    In order to accomplish these and other matters, for $10.00 and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree and the Lease is amended as follows as of the date hereof, notwithstanding anything to the contrary:

3.	Amendments

3.1    As of 3/1/2002, Tenant will be deemed to have assigned, conveyed and transferred to Landlord all of Tenant’s right, title and interest in and to the Cambridge Space (but not its Liabilities in connection with that space), and: (a) the Lease will terminate and expire as to the Cambridge Space only (Tenant and its Affiliates already have vacated and surrendered possession of the Synplicity Space); (b) the agreed rentable area of the remainder of the Premises will be reduced by 26,053 s.f., so that it will equal 295,136 s.f.; (c) Tenant’s parking rights under the Lease will be reduced by ninety-one (91) vehicles; and (d) Tenant’s Percentage is reduced by 2.77%, so that it will total 31.38%. Rent under the Lease is payable for the Cambridge Space through and until 3/1/2002, and Landlord will credit to Tenant any rent paid for that space al1ocable to periods after that date.

3.2    As of 8/1/2002, Tenant will be deemed to have assigned, conveyed and transferred to Landlord all of Tenant’s right, title and interest in and to the Synplicity Space (but not its Liabilities in connection with that space), and: (a) the Lease will terminate and expire as to the Synplicity Space only (Tenant and its Affiliates already have vacated and surrendered possession of the Synplicity Space); (b) the agreed rentable area of the remainder of the Premises will be reduced by 3,549 s.f., so that it will equal 291,587 s.f.; (c) Tenant’s parking rights under the Lease will be reduced by eleven (11) vehicles, and Exhibit “A-10” attached hereto (which shows a new parking plan for Tenant, and incorporates the parking reduction in connection with the Cambridge Lease) will be substituted into the Lease; and (d) Tenant’s Percentage is reduced by 0.38%, so that it will total 31%. Rent under the Lease is payable for the Synplicity Space through and until 8/1/2002, and Landlord will credit to Tenant any rent paid for that space allocable to periods after that date.

The Lease remains in full force and effect, and except as set forth above, the Lease remains unchanged.

IN WITNESS WHEREOF, intending to be legally bound, the parties have executed this Amendment as of the date in Article 1 above.

CMGI, INC., a Delaware corporation		Andover Mills Realty Limited Partnership, a Massachusetts limited partnership

By:	/s/ Bill Garrity	By:	/s/ Martin Spagat
	**Signature of Reporting Person** Name: Bill Garrity Title: Vice President, Facilities Authorized Signature		**Signature of Reporting Person** Name: Martin Spagat Title: Vice President Authorized Signature

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